EXHIBIT 10.15

Employee Share Option Plan Rules

Apple iSports Group, Inc.

—

(Adopted by the Board on 15 April 2025)

—

1

Apple iSports Group, Inc. Employee Share Option Plan Rules

Employee Share Option Plan Rules		3

1.	Introduction	3

2.	Defined terms and interpretation	3

3.	Principal conditions	8

4.	Operation of the Plan	8

5.	Offers	8

6.	Application for Options	9

7.	Issue of Options	9

8.	Vesting of Options	10

9.	Exercise of Options	10

10.	Lapse of Options	11

11.	Dealings with Options	11

12.	Leaver provisions and restriction on Dealing	11

13.	Change of Control	13

14.	Participation rights, bonus issues, rights issues, reorganisations of capital and winding up	13

15.	Administration of the Plan	14

16.	Amendment to Rules	15

17.	Rights of Participants	16

18.	Notices	16

19.	Governing law	16

20.	Advice	17

Schedule1–Offer		25

Schedule2–Application form		28

Schedule3–Exercise Notice		29

Schedule4–Option Certificate		30

2

Employee Share Option Plan Rules

1.	Introduction

1.1	Name of Plan

The Plan is called the Apple iSports Group, Inc. Employee Share Option Plan.

1.2	Objects of Plan
The objects of the Plan are to:

(a)	provide an incentive for Eligible Employees to remain in their employment or engagement (as applicable) in the long term;

(b)	recognise the ongoing ability of Eligible Employees and their expected efforts and contribution in the long term to the performance and success of the Group; and

(c)	provide Eligible Employees with the opportunity to acquire Options, and ultimately Shares, in accordance with these Rules.

1.3	Commencement of Plan

The Plan commences on the date determined by the Plan Committee.

1.4	Satisfaction of Tax Act

Subject to the requirements of the Tax Act, Subdivision 83A-C of the Tax Act applies to this Plan.

1.5	Amendments to the Tax Act

If the Tax Act is amended to vary the nature and/or terms of operation or the conditions under which Participants are entitled to tax deferred treatment under Subdivision 83A-C of the Tax Act, these Rules (including but not limited to Rule 1.4) will automatically be deemed to have been amended (on and from the date of the change to the Tax Act) so that Offers are consistent with the requirements that must be satisfied if Participants are to be entitled to tax deferred treatment under Subdivision 83A-C of the Tax Act.

2.	Defined terms and interpretation

2.1	Defined terms
In these Rules, unless the context otherwise requires: Accelerated Vesting Event includes:

(a)	in respect of a Participant, the occurrence of a Special Circumstance in respect of the Participant or its Nominating Employee; and

(b)	in respect of each Participant, if determined by the Board, a Change of Control.

Applicable Law means one or more, as the context requires of:

(a)	the Corporations Act;

(b)	the Corporations Regulations;

(c)	any other applicable securities or financial services laws (including applicable US securities or financial services laws);

(d)

any class order, instrument, declaration, exemption or modification made or granted by ASIC (or equivalent US regulatory body) pursuant to any of the abovementioned statutes, regulations or laws, or any waiver of any Listing Rules, on which the Company seeks to rely or that binds the Company in making any Offer or otherwise in connection with the operation of the Plan;

3

(e)	any Listing Rules;

(f)	any other legislation regulating or applying to the activities of the Group; and

(g)	the Constitution (if any).

Application Form means an application form which is in substantially the same form as Schedule 2 or any other form approved by the Plan Committee from time to time (which may, without limitation, be an electronic form that is accessible and submitted via a website managed by the Company, its share registry or any other third party service provider).

Associate has the meaning given in section 318 of the Income Tax Assessment Act 1936(Cth).

ASIC means the Australian Securities and Investments Commission.

Bad Leaver means a Leaver who has ceased to be an Employee in circumstances where they are determined by the Plan Committee to have (in the Plan Committee’s opinion):

(a)	breached a material obligation under the Plan or relevant employment or engagement (as applicable) agreement with a Group Company;

(b)	been dismissed or removed from office for a reason which entitles a Group Company to dismiss them without notice;

(c)	committed any act of fraud, defalcation or serious or gross misconduct in relation to the affairs of the Group or any Group Company (whether or not charged with an offence);

(d)	committed any wrongful or negligent act or omission which has caused the Group or any Group Company substantial liability;

(e)

become disqualified from managing corporations in accordance with Part 2D.6 of the Corporations Act (or any equivalent US law) or has committed any act that, pursuant to the Corporations Act (or any equivalent US law), may result in them being banned from managing a corporation;

(f)

within 12 months of cessation of employment or engagement (as applicable) with a Group Company, commenced employment or engagement (as applicable) with, become a director of, provided any service to a competitor of a Group Company; or

(g)	done any act which brings a Group Company into disrepute.

Board means all or some of the directors of the Company acting as a board.

Business Day means a day that is not a Saturday, Sunday, bank holiday or public holiday in Nevada, US.

Certificate means, with respect to an Option, a certificate issued under these Rules which is in substantially the same form as Schedule 4 or any other form approved by the Plan Committee from time to time.

Change of Control means a Sale.

Code means the US Internal Revenue Code of 1986, as amended, and any applicable United States Treasury Regulations under the Code and other binding regulatory guidance thereunder.

Company means Apple iSports Group, Inc.

Constitution means the constitution or articles of association of the Company (if any), as adopted or amended from time to time.

Corporations Act means the Australian Corporations Act 2001(Cth).

Corporations Regulations means any and all regulations made under the Corporations Act.

Date of Grant means, with respect to an Option, the date on which the Plan Committee grants the Option to an Eligible Employee or its Nominated Participant.

Deal includes, when used in relation to an Option or a Share acquired on exercise of an Option, to sell, offer for sale, pledge, contract to sell, dispose of, transfer, assign or grant any Security Interest over the Option or Share, enter into any swap, hedge or other arrangements that transfers to another, in whole or in part, any of the economic consequences of ownership of the Option or Share and Dealing has a corresponding meaning.

4

Disposal Restrictions means, when used in relation to an Option or a Share acquired on exercise of an Option, any restriction on Dealing with the Option or Share as set out in the relevant Offer.

Eligible Employee means an Employee who the Plan Committee determines is to receive an Offer under the Plan.

Employee means:

(a)

an individual who the Plan Committee determines to be in the full time or part time employment of any Group Company (including any employee on parental leave, long service leave or other special leave as approved by the Plan Committee);

(b)	a director of any Group Company; or

(c)	an individual who provides services to any Group Company who the Plan Committee determines to be an ‘Employee’ for the purposes of the Plan.

Exercise Date means, in respect of an Option that is a Vested Option, the date on which a Participant exercises the Option in accordance with these Rules.

Exercise Notice means an exercise notice in substantially the same form as Schedule 3 or any other form approved by the Plan Committee from time to time, stating that a Participant exercises Vested Options.

Exercise Period means, in respect of an Option, the exercise period set out in or determined in accordance with the Offer in respect of the Option.

Exercise Price means, in respect of an Option, the exercise price set out in or determined in accordance with the Offer in respect of the Option.

Expiry Date means, in respect of an Option, the last day of the Exercise Period in respect of the Option.

Fair Market Value means as at a relevant date, the fair market value of an Option or Share, as determined by the Plan Committee in good faith on such basis as it deems appropriate and applied consistently with respect to all Options or Shares.

Group means the Company and any Subsidiaries and Group Company means any one of them.

Good Leaver means a Leaver who is not a Bad Leaver.

Leaver means a Participant or a Nominating Employee who, having been an Employee, ceases to be an Employee.

Legal Personal Representative means the executor of the will or an administrator of the estate of a deceased person, the trustee of the estate of a person under a legal disability or a person who holds an enduring power of attorney granted by another person.

Listing Rules means any listing rules of any Stock Exchange.

Nominated Participant means an Associate of an Eligible Employee that is nominated by an Eligible Employee and approved by the Board (in its absolute and unfettered discretion) to hold Options.

Nominating Employee means, in the case of a Participant that is a Nominated Participant, the Eligible Employee in respect of that Nominated Participant.

Offer means an invitation to apply for Options, which must be in writing and in substantially the same form as Schedule 1 or any other form approved by the Plan Committee from time to time.

Option means an option to acquire one Share in the Company, issued to an Eligible Employee or its Nominated Participant under the Plan.

PPS Law means:

(a)

the Personal Property Securities Act 2009 (Cth) and any regulation made at any time under the Personal Property Securities Act 2009 (Cth), including the Personal Property Securities Regulations 2010 (Cth) (each as amended);

(b)	any amendment made at any time to any other legislation as a consequence of a law or regulation referred to in paragraph (a); or

5

(c)	any equivalent US law relating to securities interests.

Participant means a person who holds Options, or Shares acquired on the exercise of those Options, and includes, if a Participant or its Nominating Employee dies or becomes subject to a Total and Permanent Disablement and the Plan Committee approves, the Legal Personal Representative of the Participant or its Nominating Employee.

Plan means the Apple iSports Group, Inc. Employee Share Option Plan governed by these Rules.

Plan Committee means the committee of the Board to which power to administer the Plan has been delegated or if there has been no delegation, the Board.

Redundancy means the termination or cessation of a Participant’s or its Nominating Employee’s employment or engagement (as applicable) with any Group Company as a result of redundancy, as determined by the Plan Committee.

Rules means the rules governing the operation of the Plan set out in this document, as amended from time to time.

Sale means an agreement for the sale of the Share Capital or an agreement for the sale by the Company (or any Group Company), including under a takeover bid (as that term or an equivalent or similar term is used or defined in any Applicable Law), of any shares, business, or other assets, representing the whole or substantially the whole of the business and assets of the Group.

Security Interest means any:

(a)	security interest as defined in the PPS Law;

(b)

security for payment of money, performance of obligations or protection against default (including a mortgage, bill of sale, charge (whether fixed or floating), lien, pledge, hypothecation, encumbrance, trust, power or title retention arrangement, finance lease, right of set off, assignment of income, garnishee order or monetary claim and flawed deposit arrangements); and

(c)	thing or preferential interest or arrangement of any kind giving a person priority or preference over claims of other persons or creditors with respect to any property or asset,

and includes any agreement to create any of them or allow them to exist.

Share means a fully paid share of common stock in the capital of the Company.

Share Capital means the entire issued share capital of the Company.

Special Circumstance means with respect to a Participant or its Nominating Employee:

(a)	Total and Permanent Disablement;

(b)	Redundancy;

(c)	the death of the Participant or its Nominating Employee; or

(d)

any other circumstances as the Plan Committee may at any time determine (whether in relation to the Participant or its Nominating Employee, a class of Participants or their Nominating Employees, particular circumstances or a class of circumstances) and whether before or after the Date of Grant in respect of any Option.

Stock Exchange means any applicable securities exchange on which the Shares are listed.

Subsidiary means a subsidiary of the Company (as defined in the Corporations Act) from time to time.

Tax includes any tax, levy, impost, GST, deduction, charge, rate, contribution, duty or withholding which is assessed (or deemed to be assessed), levied, imposed or made by any government or any governmental, semi-governmental or judicial entity or authority together with any interest, penalty, fine, charge, fee or other amount assessed (or deemed to be assessed), levied, imposed or made on or in respect of any or all of the foregoing.

Tax Act means the Income Tax Assessment Act 1997 (Cth), as amended from time to time and, if replaced, the replacement Act.

6

Total and Permanent Disablement means the termination or cessation of a Participant’s or its Nominating Employee’s employment or engagement (as applicable) with any Group Company as a result of total and permanent disablement, as determined by the Plan Committee.

Transfer Price has the meaning determined in accordance with Rule 12.7.

Unvested Option means an Option which is not a Vested Option.

US means the United States of America.

US Eligible Employee means an Eligible Employee to whom the grant of an Option or the exercise of an Option by whom is subject to taxation in the US.

Vested Option means an Option which has vested in accordance with Rule 8 or which will vest (subject to Rule 8) on satisfaction of the Vesting Conditions.

Vesting Conditions means, in respect of an Option, the vesting conditions (if any) determined by the Plan Committee and specified in the Offer relating to that Option which are, subject to these Rules, required to be satisfied, reached or met before that Option can, during the Exercise Period in respect of that Option, be exercised.

Vesting Date means, in relation to any Options issued to a Participant, the date on which an Option becomes a Vested Option if the relevant Vesting Conditions are satisfied in accordance with the terms set out in the relevant Offer.

2.2	Interpretation

In these Rules, unless the context otherwise requires:

(a)	the singular includes the plural and vice versa, and a gender includes other genders;

(b)	another grammatical form of a defined word or expression has a corresponding meaning;

(c)	a reference to a rule, paragraph or schedule is to a rule or paragraph of, or schedule to, this document, and a reference to this document includes any schedule;

(d)	a reference to a document or instrument includes the document or instrument as novated, altered, supplemented or replaced from time to time;

(e)	a reference to US$, $US, dollar or $ is to US currency;

(f)	a reference to time is to time in New York City, New York US;

(g)	a reference to a person includes a natural person, partnership, body corporate, association, governmental or local authority or agency or other entity;

(h)	a reference to a statute, ordinance, code or other law includes regulations and other instruments under it and consolidations, amendments, re-enactments or replacements of any of them;

(i)	unless otherwise defined, a word or expression defined in the Corporations Act has the meaning given to it in the Corporations Act;

(j)	the meaning of general words is not limited by specific examples introduced by including, for example or similar expressions;

(k)	a rule of construction does not apply to the disadvantage of a party because the party was responsible for the preparation of this document or any part of it; and

(l)	if a day on or by which an obligation must be performed or an event must occur is not a Business Day, the obligation must be performed, or the event must occur on or by the next Business Day.

2.3	Primary instruments

These Rules are to be interpreted subject to the Applicable Laws.

2.4	Headings

Headings are for ease of reference only and do not affect interpretation.

7

3.	Principal conditions

3.1	Plan limit

Unless the Board determines otherwise, the Company will not issue Options to an Eligible Employee or its Nominated Participant if the total number of Shares that would be issued under the exercise of the Options would exceed 15% of the total number of issued Shares at that time.

3.2	Options issued only to Eligible Employees or Nominated Participants

No Options may be issued to a person under the Plan unless the person is an Eligible Employee or a Nominated Participant of an Eligible Employee as at the relevant Date of Grant or the Plan Committee determines otherwise.

3.3	Compliance with laws

No Options may be offered or issued to, or exercised by, an Eligible Employee, a Nominated Participant of an Eligible Employee or a Participant if to do so would contravene an Applicable Law.

3.4	One Share one Option

Subject to any applicable adjustment under Rule 14.4, each Option provides to its holder the right to acquire one Share by way of issue.

3.5	US Eligible Employees

Where Options are issued to a US Eligible Employee, such Options shall be subject to the provisions of Appendix A to the Plan (Special Provisions Applicable to US Eligible Employees).

4.	Operation of the Plan

The Plan operates according to these Rules which bind the Company, any Subsidiary, each Participant and any other Eligible Employee to whom an Offer is made.

5.	Offers

5.1	Plan Committee may make Offer

Subject to these Rules, the Plan Committee may from time to time make an Offer to an Eligible Employee on terms set at the absolute and unfettered discretion of the Plan Committee.

5.2	Terms of each Offer

Each Offer (which need not be the same for each Eligible Employee) may specify:

(a)	the name and address of the Eligible Employee to whom the Offer is made;

(b)	the date of the Offer;

(c)	the maximum number of Options for which the Eligible Employee may apply;

(d)	the expected Date of Grant of the Options the subject of the Offer;

(e)	the time period by which the Application Form must be received by the Company;

(f)	the Exercise Price or the manner of determining the Exercise Price of the Options the subject of the Offer;

(g)	the Vesting Conditions attaching to the Options the subject of the Offer;

(h)	the Exercise Period for the Options the subject of the Offer;

(i)	any Disposal Restrictions attached to the Options the subject of the Offer or Shares acquired on the exercise of such Options; and

(j)	any other specific terms and conditions applicable to the Offer.

8

5.3	Copy of Plan rules

A copy of the Plan must accompany each Offer.

5.4	Offer personal

(a)

An Offer under the Plan is personal to the Eligible Employee to whom it is made and, accordingly, the invitation constituted by an Offer may only be accepted by the Eligible Employee to whom the Offer is made.

(b)

Without limiting clause 5.4(a), an Offer may provide (but is not required to provide) that, if the invitation constituted by the Offer is accepted by the Eligible Employee to whom the Offer is made, the Eligible Employee may, subject to these Rules, nominate a Nominated Participant to hold the Options the subject of the Offer.

6.	Application for Options

6.1	Acceptance of Offer

An Eligible Employee may accept the invitation constituted by an Offer by giving to the Company a duly completed and executed Application Form within the period specified in the Offer.

6.2	Application for all (and not some) of the Options

The invitation constituted by an Offer may only be accepted in its entirety, and not in part, unless the Plan Committee determines otherwise, in its absolute and unfettered discretion.

6.3	Lapse of Offer

An Offer not accepted in accordance with Rule 6.1 lapses unless the Plan Committee determines otherwise, in its absolute and unfettered discretion.

6.4	Withdrawal of Offer prior to acceptance

The Plan Committee reserves the right (subject to any Applicable Law) to withdraw an Offer made to an Eligible Employee, provided that Offer has not yet been accepted in accordance with Rule 6.1.

7.	Issue of Options

7.1	Acceptance of application and issue

The Company may, within 30 days after receiving a duly completed and executed Application Form from an Eligible Employee but subject to the conditions of the Offer:

(a)	accept the Application Form; and

(b)	issue to the Eligible Employee or its Nominated Participant (as applicable) all of the Options the subject of the Application Form.

7.2	Eligible Employee or Nominated Participant becomes a Participant

An Eligible Employee or its Nominated Participant (as applicable) becomes a Participant and is bound by the Rules as a Participant when the Company issues Options to that Eligible Employee or its Nominated Participant (as applicable).

7.3	Certificates

The Company must give to each Participant a Certificate in respect of the number of Options held by each Participant.

7.4	Consideration for Options

The consideration (if any) for the issue of an Option to an Eligible Employee or its Nominated Participant (as applicable) is the acquisition or issue price set out in the Offer in respect of the Option.

9

8.	Vesting of Options

8.1	Vesting

(a)

Subject to Rule 8.2, unless the terms on which an Option has been issued provide otherwise, Options which have not lapsed in accordance with Rule 10 will vest in accordance with the Vesting Conditions specified in the relevant Offer.

(b)

The Plan Committee may, in its absolute and unfettered discretion, by notice to a Participant, reduce or waive the Vesting Conditions attaching to any Options held by the Participant, in whole or in part and at any time and in any particular case, including due to any Accelerated Vesting Event occurring in respect of the Participant.

8.2	Eligible Employee at Exercise Date

Unless the terms on which an Option has been issued to a Participant provide otherwise, or the Plan Committee determines otherwise due to the occurrence of a Special Circumstance in respect of the Participant or its Nominating Employee, an Option that is held by a Participant may not be exercised by the Participant unless the Participant or its Nominating Employee (as applicable) is an Employee as at the Exercise Date in respect of the Option.

9.	Exercise of Options

9.1	Exercise of Vested Options

All Options that are Vested Options may be exercised during the Exercise Period in respect of those Options.

9.2	Mechanics relating to the exercise of Vested Options

(a)	A Participant may only exercise all, or a lesser number agreed by the Plan Committee, of the Participant’s Vested Options.

(b)	If a Participant wishes to exercise Options that are Vested Options, the Participant must serve on the Company within the Exercise Period in respect of those Options:

(i)	a duly completed and executed Exercise Notice;

(ii)	any Certificate which has been issued by the Company for those Options; and

(iii)	the aggregate Exercise Price in cleared funds payable in respect of those Options.

9.3	Unvested Options

Subject to Rule 14.2, a Participant will not be entitled to exercise, at any time, Options that are Unvested Options. For the avoidance of doubt, Options that are Unvested Options cannot be exercised even during the Exercise Period in respect of those Options.

9.4	Issue of Shares

Subject to these Rules, on the exercise of an Option the Company must issue and allot a Share.

9.5	Clearance of Exercise Price

The Company is not obliged to issue and allot Shares on exercise of any Options until the Exercise Price in respect of those Options has been paid in full in a manner acceptable to the Company.

9.6	Shares rank equally

A Share issued on the exercise of an Option ranks equally with all existing Shares on and from the date of issue in respect of all rights issues, bonus share issues and dividends which have a record date for determining entitlements on or after the date of issue of those Shares.

9.7	Quotation

If the Shares issued on the exercise of Options are listed on a Stock Exchange, then, as soon as reasonably practicable after the date of the issue and allotment of those Shares, the Company will, unless the Plan Committee otherwise resolves, apply for official quotation of those Shares on that Stock Exchange.

10

9.8	Variations in the Share Capital

If there are variations in the Share Capital, including (but not limited to) a capitalisation or rights issue, subdivision, consolidation or reduction in Share Capital, the Board may make such adjustments as it considers appropriate under the Plan, in accordance with any Listing Rules, as applicable.

10.	Lapse of Options

10.1	Lapse of Options

Unless otherwise specified in the Vesting Conditions or determined otherwise by the Plan Committee, an Option (whether Vested or Unvested) lapses on the earliest of:

(a)	the Expiry Date of the relevant Option;

(b)	a determination of the Plan Committee that the Option should lapse because the Participant or its Nominating Employee, in the Plan Committee’s opinion:

(i)	has committed an act of fraud, defalcation or serious or gross misconduct in relation to the affairs of the Group or any Group Company (whether or not charged with an offence); or

(ii)	has done an act which brings the Group or any Group Company into disrepute; and

(c)

the date on which the Participant or its Nominating Employee otherwise ceases employment or engagement (as applicable) with the Group (unless the Plan Committee determines otherwise, other than due to the occurrence of a Special Circumstance in respect of the Participant or its Nominating Employee).

10.2	Rights cease

If an Option lapses, all rights of a Participant under the Plan in respect of that Option automatically and immediately cease, and no consideration will be payable for or in relation to that Option or the lapse of that Option.

11.	Dealings with Options

11.1	Options personal

Options held by a Participant are personal to the Participant and may not be exercised by any other person.

11.2	No disposal

A Participant must not Deal with an Option or any interest in an Option (or purport to do any of those things) and any Dealing will not be recognised in any manner by the Company.

12.	Leaver provisions and restriction on Dealing

12.1	Forfeiture condition

Unless determined by the Plan Committee, in its sole discretion, any Shares acquired on the exercise of those Options are subject to the provisions of this Rule 12 for a period of up to 15 years (or any other period specified by the Plan Committee) from the Date of Grant in respect of those Options.

11

12.2	Board determination

While Shares held by a Participant are subject to this Rule 12, if the Plan Committee determines that:

(a)	the Participant or its Nominating Employee:

(i)	has committed an act of fraud, defalcation or serious or gross misconduct in relation to the affairs of the Group or any Group Company (whether or not charged with an offence); or

(ii)	has done an act which brings the Group or any body corporate in the Group into disrepute; or

(b)	any matter or circumstance of a type specified in the Offer made to the Eligible Employee happens or does not happen as so specified,

the Participant will, subject to this Rule 12, forfeit any right or interest in the Shares for nil consideration, or other entitlements of the Participant under the Plan.

12.3	Leaver conditions

Subject to the discretion of the Plan Committee, if a Participant or a Nominating Employee becomes a Leaver at any time whilst holding Shares acquired on the exercise of Options (including any held by their Nominated Participant), then, notwithstanding anything to the contrary in the Constitution or these Rules (as applicable):

(a)

all rights and relating or attaching to those Shares held by that Participant (including the right to dividends, to vote, attend meetings and participate in future Share issues) will be immediately suspended;

(b)	the Participant is prohibited from Dealing with those Shares otherwise than in accordance with this Rule 12;

(c)

the Participant is prohibited from receiving Information as to the operation, activities or affairs of the Group, except as required by law, until those Shares are Dealt with in accordance with this Rule 12;

(d)

in determining whether any resolution or vote of Shareholders has been passed during the period in which the rights attaching to those Shares or Options have been suspended, the resolution or vote may be passed by the Shareholders where:

(i)	the suspended Shares must not be counted in calculating the total number of Shares;

(ii)	where a meeting of Shareholders is held, the presence of the Participant is not required to satisfy any quorum requirements;

(iii)

notwithstanding the suspension under this Rule 12, all obligations and liabilities of the Participant under this document, and all obligations and liabilities attaching to the Shares held by that Participant, will continue to apply and bind the Participant; and

(iv)	Rule 12.5 will apply.

12.4	Other restrictions on Dealing

Without limiting Rule 5.1, the terms of an Offer may contain Disposal Restrictions in respect of an Option and a Share acquired on exercise of an Option.

12.5	Treatment of Leaver Shares

Subject to the discretion of the Plan Committee, if a Participant or Nominating Employee is a Leaver at any time, then, all Shares held by the relevant Participant at such time may be subject to buy back or transfer under Rule 12.6.

12.6	Buy back or transfer

The Company, in the absolute and unfettered discretion of the Plan Committee, may by written notice to the Participant buy back, or direct the Participant to transfer to a nominated purchaser, some or all Shares held by the Participant in accordance with the terms of this Rule 12.

12

12.7	Price of Shares to be bought back or transferred

(a)

Subject to the discretion of the Plan Committee (including in determining that a buy back or transfer will not occur), a buy back or transfer of Shares will be effected at a price determined in accordance with this Rule 12.7 (Transfer Price).

(b)	If Shares are being transferred or bought back, and:

(i)	(Good Leaver) the Leaver is a Good Leaver, the Transfer Price is Fair Market Value; and

(ii)	(Bad Leaver) the Leaver is a Bad Leaver, the Transfer Price is the lesser of:

(A)	the Exercise Price paid to acquire the Shares on the exercise of Options; and

(B)	70% of Fair Market Value.

12.8	Participant to have no rights to proceeds

Unless otherwise determined by the Plan Committee, a Participant will have no rights to the proceeds from any Shares that are the subject of a buy back or transfer under Rule 12.6 (other than the Transfer Price) and releases and shall hold harmless the Company, each Subsidiary and the Plan Committee from, and indemnifies the Company, each Subsidiary, and the Plan Committee against, any claim in respect thereof, and from any claim that might otherwise arise from the buy back or transfer of a Share or other entitlement of the Participant under this Plan.

12.9	No transfer

Other than as provided by these Rules, the Company must not register or permit the share registry to register or transfer a Share to which this Rule 12 applies until the Plan Committee determines that this Rule 12 no longer applies to that Share and for that purpose the Company may take whatever action and enter into any arrangements with the share registry or otherwise as it considers necessary to enforce the restrictions on the transfer of the Shares and Participants will on request by the Company do all things necessary to give effect thereto and will be bound by those arrangements.

13.	Change of Control

13.1	Change of Control

(a)	If a Change of Control occurs, the Board may determine that this constitutes an Accelerated Vesting Event in respect of each Participant.

(b)

On the occurrence of a Change of Control, the Board may, at its discretion, and subject to any terms and conditions as it determines, resolve that all or some of the Vesting Conditions applicable to Unvested Options be waived.

13.2	Removal of Disposal Restriction

Without limiting Rule 13.1, the Board may, in its absolute and unfettered discretion, determine at any time (and from time to time) that any Disposal Restriction in respect of an Option or a Share acquired on exercise of an Option is no longer to apply and shall notify the relevant Participants, as applicable, in writing of that determination.

14.	Participation rights, bonus issues, rights issues, reorganisations of capital and winding up

14.1	New issues and recapitalisations

Participants are not entitled to participate, in their capacity as holders of Options, in any new issue of securities in the Company, nor in any return of capital, buyback or other distribution or payment to Shareholders, unless the Plan Committee determines otherwise.

13

14.2	Winding up

If a resolution for a members’ voluntary winding up of the Company is proposed (except for the purpose of a reconstruction or amalgamation) the Plan Committee may, in its absolute and unfettered discretion, give written notice to Participants of the proposed resolution. The Participants may, during the period referred to in the notice, exercise their Options (whether Vested Options or Unvested Options). However, an Option cannot be exercised under this Rule 14.2 after the period referred to in the notice.

14.3	Fractions of Shares

For the purposes of this Rule 14, if Options are exercised simultaneously, then the Participant may aggregate the number of Shares or fractions of Shares for which the Participant is entitled to subscribe. Fractions in the aggregate number only will be disregarded in determining the total entitlement of a Participant.

14.4	Calculations and adjustments

Any calculations or adjustments which are required to be made under this Rule 14 will be made by the Plan Committee and, in the absence of manifest error, are final and conclusive and binding on the Company and the Participant.

14.5	Notice of change

The Company must within a reasonable period give each Participant notice of any change under the Rules to the number of Shares that the Participant may subscribe for on exercise of an Option.

15.	Administration of the Plan

15.1	Administration

The Plan is administered by the Plan Committee.

15.2	Powers of the Plan Committee

The Plan Committee has power to:

(a)	determine appropriate procedures and make regulations for the administration of the Plan which are consistent with these Rules;

(b)	resolve conclusively all questions of fact or interpretation arising in connection with the Plan;

(c)	terminate or suspend the operation of the Plan at any time, provided that the termination or suspension does not adversely affect or prejudice the rights of Participants holding Options at that time;

(d)

delegate those functions and powers it considers appropriate, for the efficient administration of the Plan, to any person or persons who the Plan Committee reasonably believes to be capable of performing those functions and exercising those powers;

(e)	take and rely on independent professional or expert advice in or in relation to the exercise of any of their powers or discretions under these Rules;

(f)	administer the Plan in accordance with these Rules as and to the extent provided in these Rules;

(g)	make regulations for the operation of the Plan consistent with these Rules.

15.3	Exercise of powers or discretion

Any power or discretion which is given to the Plan Committee or Board by these Rules may be exercised by the Plan Committee or Board in the interests or for the benefit of the Company and its shareholders as a whole, and the Plan Committee or Board is not, in exercising that power or discretion, under any fiduciary or other obligation to any particular person.

14

15.4	Determinations

Where these Rules provide for a determination, decision, approval or opinion of the Plan Committee or Board, that determination, decision, approval or opinion may be made or given by the Plan Committee or Board (as applicable) in its absolute and unfettered discretion.

15.5	Expenses and costs

Subject to these Rules, the Company and its Subsidiaries must pay all expenses, costs and charges incurred in the administration of the Plan in the amounts and proportions as they shall agree.

15.6	Plan Committee not liable

No member of the Plan Committee shall be liable for anything done, or omitted to be done by him or her or by any other member of the Committee in connection with the Plan, except for his or her own wilful misconduct or as expressly provided by law.

15.7	Tax

The Company is not responsible for any Tax which may become payable by a Participant in connection with the issue of Shares on an exercise of Options or another Dealing by a Participant with the Options or Shares.

15.8	Participants residing outside of Australia

The Plan Committee may make any additions, variations or modifications to this Plan in relation to the application of the Plan to Eligible Employees residing outside Australia, having regard to any securities or taxation laws which may apply to those Participants, the Company, its Subsidiaries or the Plan, including by way of annexure, appendix or codicil.

15.9	Sub-Plans

The Board may from time to time establish one or more sub-plans under the Plan for purposes of satisfying applicable blue sky, securities or tax laws of various jurisdictions. The Board will establish such sub-plans by adopting supplements or appendices to the Plan setting forth:

(a)	such limitations on the Board or Plan Committee’s discretion under the Plan as it deems necessary or desirable; and

(b)

such additional terms and conditions not otherwise inconsistent with the Plan as it deems necessary or desirable. All such supplements or appendices so established will be deemed to be part of the Plan, but each supplement or appendix will apply only to Eligible Employees within the affected jurisdiction (as determined by the Board).

16.	Amendment to Rules

16.1	Amendments

Subject to Rules 16.2 and 16.3, the Company may at any time by written instrument or by resolution of the Board, amend all or any of the provisions of these Rules (including this Rule 16.1).

16.2	Compliance with Listing Rules

At any time while the Shares are listed on any Stock Exchange, amendments may be made to the Rules in accordance with Rule 16.1 unless such amendment would contravene any Listing Rules (but subject to any waiver granted by that Stock Exchange).

16.3	No Reduction of rights

No amendment of the provisions of these Rules is to reduce the rights of any Participant in respect of Shares issued, or Options granted, under the Plan prior to the date of the amendment, other than:

(a)	an amendment introduced primarily:

15

(i)

for the purpose of complying with or conforming to present or future State, Territory or Commonwealth or foreign legislation governing or regulating the maintenance or operation of the Plan or like plans;

(ii)	to correct any manifest error or mistake; or

(iii)	to enable the Company to comply with the Applicable Laws; or

(b)	an amendment agreed in writing by a Participant.

16.4	Retrospectivity

Subject to Rules 16.2 and 16.3, any amendment made under Rule 16.1 may be given retrospective effect as is specified in the written instrument or resolution by which the amendment is made.

17.	Rights of Participants

17.1	No provision of rights

These Rules:

(a)	do not give to any Participant or its Nominating Employee any right or entitlement if that right or entitlement could only be provided with approval of the Company’s shareholders;

(b)	do not give to an Employee the right to receive an Offer;

(c)	do not give to a Participant or its Nominating Employee the right to continue as an Employee;

(d)	do not affect any rights which any Group Company may have to terminate the employment or engagement (as applicable) of a Participant or its Nominating Employee; and

(e)	may not be used to increase damages in an action brought against the Company or a Subsidiary in respect of that termination.

17.2	Voting at general meetings

Participants do not, in their capacity as holders of Options, have any right to attend or vote at general meetings of holders of Shares.

17.3	Share Interests

A Participant shall have no interest in a Share that is the subject of an Option that is held by the Participant unless and until the Share is issued to that Participant, on exercise of the Option, under and in accordance with these Rules.

17.4	Information

Participants, in their capacity as holders of Options, are not entitled to demand any financial or other information from the Company and the Company is not obliged to provide any Participant, in its capacity as a holder of Options, with any of that information.

18.	Notices

Notices may be given by the Company to Participants in any manner that the Plan Committee may from time to time determine.

19.	Governing law

These Rules and the rights and obligations of Participants under the Plan are governed by the law of Victoria, Australia, and each Participant irrevocably and unconditionally submits to the nonexclusive jurisdiction of the courts of Victoria, Australia.

16

20.	Advice

Eligible Employees should obtain their own independent advice at their own expense on the financial, taxation and other consequences to them relating to participation in the Plan.

17

APPENDIX A - Special Provisions Applicable to US Eligible Employees

The Board has determined that it is necessary and desirable to establish a sub-plan of the Plan for the purpose of granting Options to US Eligible Employees, with such Options qualifying as either Incentive Stock Options or Non-Statutory Stock Options within the meaning of Section 422 of the Code, to cause such Options under the Plan to be exempt from or comply with Section 409A of the Code, and to cause such Options to comply with certain other provisions and exemptions under U.S. law. This US Sub-Plan supplements, and shall be read in conjunction with the Plan, and is subject to the terms and conditions of the Plan; provided, that to the extent that the terms and conditions of the Plan differ from or conflict with the terms or conditions of this US Sub-Plan, the terms and conditions of this US Sub-Plan shall prevail with respect to Options granted to US Eligible Employees.

1.	Definitions

Capitalized terms used but not defined in this US Sub-Plan shall have the meanings set forth in the Plan. For purposes of this US Sub-Plan, the following terms have the following meanings:

Exchange Act means the US Securities Act of 1934, as amended.

Incentive Stock Option or ISO means an Option intended to be an “incentive stock option” within the meaning of Section 422. Each Option granted pursuant to the Plan will be treated as providing by its terms that it is to be an NSO unless, as of the date of grant, it is expressly designated as an ISO.

Non-Employee Director means a director serving on the Plan Committee who is a “non- employee director” within the meaning of Rule 16b-3(b)(3) under the Exchange Act.

Non-Statutory Stock Option or NSO means any Option that is not intended to be an “incentive stock option” within the meaning of Section 422.

Section 22 means Section 22 of the Code and the Treasury Regulations thereunder. Section 409Ameans Section 409A of the Code and the Treasury Regulations thereunder. Section 422means Section 422 of the Code and the Treasury Regulations thereunder.

Section 424 means Section 424 of the Code and the Treasury Regulations thereunder.

Section 4999 means Section 4999 of the Code and the Treasury Regulations thereunder.

Subsidiary means a Subsidiary of the Company that would be described in the first sentence of Section 1.409A-1(b)(5)(iii)(E) of the Treasury Regulations, or any other regulations or guidance promulgated thereunder.

Termination of Service means the date a Participant becomes a Leaver.

Treasury Regulation means a regulation issued by the United States Department of the Treasury and relating to a matter arising under the Code.

US Sub-Plan means the Plan together with this Appendix A, as each are amended from time to time.

18

2.	Eligibility

Eligibility for ISOs is limited to US Eligible Employees who are employees of the Company or a “parent corporation” or “subsidiary corporation” of the Company as those terms are defined in Section 424. Eligibility for Options other than ISOs is limited to:

(a)	US Eligible Employees;

(b)	a non-employee executive officer or non-employee director of the Company or a Subsidiary; or

(c)

a consultant, advisor, or other independent contractor of the Company or a Subsidiary, who is a natural person. For the avoidance of doubt, neither service as a director nor payment of a director’s fee by the Company shall be sufficient to constitute “employment” by the Company for purposes of this US Sub-Plan.

3.	Shares Available

A maximum of sixty (60) millionShares may be issued under the Plan in satisfaction of ISOs. For purposes of this Rule 3, the number of Shares delivered in satisfaction of Options will be determined net of Shares withheld by the Company (if any) in payment of the Exercise Price of the Options or in satisfaction of tax withholding requirements with respect to the Options. The limit set forth in this Rule 3 shall be construed to comply with Section 422.

4.	Rules Applicable To Options

The special rules and limitations set forth below are applicable to Options issued under the Plan to US Eligible Employees.

4.1	Exercise Period

Options will have a maximum Exercise Period not to exceed 10 years from the date of grant (five years from the date of grant in the case of an ISO granted to a ten-percent Shareholder within the meaning of subsection (b)(6) of Section 422).

4.2	Exercise Price

The Exercise Price of each Option shall be no less than one hundred percent (100%) (or, in the case of an ISO granted to a ten-percent Shareholder within the meaning of subsection (b)(6) of Section 422, one hundred ten percent (110%)) of the fair market value of the Shares subject to the Options, determined as of the Date of Grant in accordance with Section 409A, or such higher amount as the Plan Committee may determine in connection with the grant.

4.3	Additional ISO Provisions

(a)

To the extent that the aggregate fair market value (determined as of the time the Option is granted) of the Shares with respect to which ISOs are exercisable for the first time by the US Eligible Employee under all equity compensation arrangements or plans of the Company and/or its affiliates (if applicable) exceeds US$100,000 during any calendar year, the Options or portions thereof that exceed such limit shall be treated as NSOs in accordance with Section 422, notwithstanding any contrary provision of the Plan, this US Sub-Plan, and/or the Offer.

(b)	Without limiting the generality of the foregoing, if a US Eligible Employee sells or otherwise disposes of any of the Shares acquired pursuant to the exercise of an ISO on or before the later of:

19

(i)	the date that is two years after the date the ISO was granted; or

(ii)

the that is date one year after the transfer of such Shares to the US Eligible Employee upon exercise of the ISO, the US Eligible Employee shall notify the Company in writing within 30 days after the date of any such disposition.

(c)

An ISO shall remain exercisable following a Termination of Service, to the extent the Participant was entitled to exercise such Option at the date such Termination of Service, only until the expiration of:

(i)

three (3) months after the Termination of Service for any reason, including any change in such Participant’s engagement status between employee and a consultant, but other than his or her death or disability (within the meaning of Code Section 22(e)(3)); and

(ii)

one year after the Termination of Service on account of his or her death or disability (as defined above). In the case of the death of the Participant, the Option may be exercised by the Participant’s estate or by a person who acquires the right to exercise the Option by bequest or inheritance. If such disability is not a “disability” as such term is defined in Section 22(e)(3), in the case of an ISO, such ISO shall automatically cease to be treated as an ISO and shall be treated for tax purposes as a NSO on the day three (3) months and one (1) day following such Termination of Service on account of disability.

(d)

For purposes of ISOs, no leave may exceed ninety (90) days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If the period of leave exceeds ninety (90) days and reemployment upon expiration of such leave is not so guaranteed, any ISO held by the Participant shall cease to be treated as an ISO on the 180th day following the first day of such leave and shall thereafter be treated for tax purposes as a NSO.

(e)

If an ISO is modified, extended, or renewed (within the meaning of Section 424), such Option will thereupon cease to be treated as an ISO unless, as so modified, extended, or renewed, it qualifies as an ISO under Section 424 and the Treasury Regulations thereunder.

4.4	Transferability Limitations

Neither ISOs nor, except as the Plan Committee otherwise expressly provides in accordance with the last sentence of this Rule 4.4, NSOs may be transferred other than by will or by the laws of descent and distribution. During an Participant’s lifetime, ISOs (and, except as the Plan Committee otherwise expressly provides in accordance with the last sentence of this Rule 4.4, NSOs) may be exercised only by the Participant. The Plan Committee may permit the gratuitous transfer (i.e., transfer not for value) of Options other than ISOs, subject to such limitations as the Plan Committee may impose.

5.	Section 409A

1General

The Company intends that all Offers under this US Sub-Plan be structured to comply with, or be exempt from, Section 409A, such that no adverse tax consequences, interest, or penalties under Section 409A apply. Notwithstanding anything in the Plan, this US Sub-Plan, or any Option to the contrary, the Plan Committee may, without a Participant’s consent, amend this Plan, the US Sub- Plan, or Option, adopt policies and procedures, or take any other actions (including amendments, policies, procedures and retroactive actions) as are necessary or appropriate to preserve the intended tax treatment of Options, including any such actions intended to

(a)	exempt this US Sub-Plan or any Option from Section 409A; or

(b)

comply with Section 409A, including regulations, guidance, compliance programs and other interpretative authority that may be issued after an Option’s grant date. The Company makes no representations or warranties as to an Option’s tax treatment under Section 409A or otherwise. The Company will have no obligation under this Rule 5.1or otherwise to avoid the taxes, penalties or interest under Section 409A with respect to any Option and will have no liability to any Participant or any other person if any Option, compensation or other benefits under this US Sub-Plan are determined to constitute noncompliant “nonqualified deferred compensation” subject to taxes, penalties or interest under Section 409A.

20

5.2	Fair Market Value

In determining the Fair Market Value of any Share under the Plan, the Plan Committee shall make the determination in good faith consistent with the rules of Section 422 and Section 409A to the extent applicable.

5.3	Termination of Service

In construing the provisions of any Option relating to the payment of “nonqualified deferred compensation” (subject to Section 409A) upon a termination or cessation of an Participant’s service or employment with any member of the Group, references to termination or cessation of employment or service, termination or cessation of being an Eligible Employee, separation from service, retirement or similar or correlative terms will be construed to require a “separation from service” (as that term is defined in Section 1.409A-1(h) of the Treasury Regulations, after giving effect to the presumptions contained therein) from the Company and from all other corporations and trades or businesses, if any, that would be treated as a single “service recipient” with the Company under Section 1.409A-1(h)(3) of the Treasury Regulations.

6.	Miscellaneous

6.1	Waiver of Trial by Jury

By accepting a grant of Options under the Plan, each US Eligible Employee waives any right to a trial by jury in any action, proceeding or counterclaim concerning any rights under the Plan and any Offer, or under any amendment, waiver, consent, instrument, document or other agreement delivered or which in the future may be delivered in connection therewith, and agrees that any such action, proceedings or counterclaim will be tried before a court and not before a jury. By accepting a grant of Options under the Plan, each US Eligible Employee shall certify that no officer, representative, or attorney of the Company has represented, expressly or otherwise, that the Company would not, in the event of any action, proceeding or counterclaim, seek to enforce the foregoing waivers. Notwithstanding anything to the contrary in the Plan, nothing herein is to be construed as limiting the ability of the Company and a US Eligible Employee to agree to submit disputes arising under the terms of the Plan or any Offer to binding arbitration or as limiting the ability of the Company to require any eligible individual to agree to submit such disputes to binding arbitration as a condition of receiving an Option hereunder.

6.2	No Liability for Taxes

Notwithstanding anything to the contrary in the Plan or in this US Sub-Plan, neither the Company, nor any other member of the Group, nor the Plan Committee, nor any person acting on behalf of the Company, any other member of the Group, or the Plan Committee, will be liable to any US Eligible Employee or to the estate or beneficiary of any US Eligible Employee or to any other holder of an Award by reason of any acceleration of income, or any additional tax (including any interest and penalties), asserted by reason of the failure of an Option to satisfy the requirements of Sections 422, 409A, or 4999, or otherwise asserted with respect to the Option.

6.3	No Rights to Continued Employment; No Shareholder Rights

Neither this US Sub-Plan nor any action taken hereunder shall be construed as:

(a)	giving any US Eligible Employee the right to continue as an Eligible Employee, Participant, or in the employee or service of the Company or Subsidiary;

(b)	interfering in any way with the right of the Company or a Subsidiary to terminate any US Eligible Employee or Participant’s employment or service at any time;

21

(c)

giving an Eligible Employee or Participant any claim to be granted any Option under the Plan (including, but not limited to, this US Sub-Plan) or to be treated uniformly with other US Eligible Employees, Participants, and employees; or

(d)

conferring on a US Eligible Employee or Participant any of the rights of a Shareholder unless and until the US Eligible Employee or Participant is duly issued or transferred Shares in accordance with the terms of an Option, or an Option is duly exercised. Except as expressly provided in this US Sub-Plan and an Offer, neither this US Sub-Plan nor any Offer shall confer on any person other than the Company and the Participant any rights or remedies thereunder.

6.4	Tax Withholding

The delivery and retention of Shares in connection with the exercise of an Option are conditioned upon full satisfaction by the US Eligible Employee of all tax withholding requirements with respect to such Option. The Plan Committee will prescribe such rules for the withholding of taxes as it deems necessary. The Plan Committee may, but need not, hold back Shares from an exercise of Options or permit a US Eligible Employee to tender previously owned Shares in satisfaction of tax withholding requirements (but not in excess of the minimum withholding required by law). Each US Eligible Employee is solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on or for the account of such US Eligible Employee in connection with the Plan.

6.5	Non-Employee Director Compensation.

The Plan Committee may make Offers to Non-Employee Directors from time to time, subject to the limitations in the Plan (including, if applicable, this US Sub-Plan). The Plan Committee will determine the terms, conditions and amounts of all such Non-Employee Director Offers in its discretion and pursuant to the exercise of its business judgment, taking into account such factors, circumstances and considerations as it shall deem relevant from time to time. Notwithstanding the foregoing, the sum of any cash compensation, other compensation, and the value (determined as of the grant date in accordance with US Financial Accounting Standards Board Accounting Standards Codification Topic 718, or any successor thereto) of Offers granted to a Non-Employee Director as compensation for services as a Non-Employee Director may not exceed $250,000 in any calendar year. The Plan Committee may, in its discretion, make exceptions to this limit in extraordinary circumstances; provided that the Non-Employee Director receiving such additional compensation may not participate in the decision to award such compensation or in other contemporaneous compensation decisions involving Non-Employee Directors.

6.6	Clawbacks

Notwithstanding any other provisions in this Plan (including, if applicable, this US Sub-Plan), the Company may cancel any Offer, require reimbursement of any Offer by a Participant, and effect any other right of recoupment of equity or other compensation provided under the Plan (including, if applicable, this US Sub-Plan) in accordance with any Company policies that may be adopted and/or modified from time to time (such policy(s) being the “Clawback Policy”). In addition, a Participant may be required to repay to the Company previously paid compensation, whether provided pursuant to the Plan or an Offer, in accordance with the Clawback Policy. By accepting an Offer, the Participant is agreeing to be bound by the Clawback Policy, as in effect or as may be adopted and/or modified from time to time by the Company in its discretion (including, without limitation, to comply with applicable law or stock exchange listing requirements).

7.	Administration of US Sub-Plan

7.1	General

Without derogating from the powers and authorities of the Plan Committee set forth in the Plan, and unless specifically required under applicable law, the Plan Committee shall also have the authority to administer the provisions of this US Sub-Plan in its discretion and to take all actions necessary or appropriate to carry out the purposes of this US Sub-Plan, in addition to any powers and authorities specified in the Plan, including the authority, in its discretion to determine the type of Option to be granted, including whether to grant Options as ISOs or as NSOs. In addition, in taking actions or making adjustments under Rule 15 of the Plan (or otherwise), the Plan Committee shall do so having due regard for the qualification of ISOs under Section 422 and the requirements of Section 409A.

22

7.2	Non-Employee Directors

At any time that a member of the Plan Committee is not a Non-Employee Director, any action of the Plan Committee relating to an Option intended to be covered by an exemption under Rule 16b-3 under the Exchange Act may be taken by a committee or subcommittee, designated as the “US Sub-Committee,” composed solely of two or more Non-Employee Directors or may be taken by the Plan Committee or the US Sub-Committee but with each such member who is not a Non- Employee Director abstaining or recusing himself or herself from such action, provided that, upon such abstention or recusal, the Plan Committee or U.S. Sub-Committee remains composed of at least two or more Non-Employee Directors. Such action, authorized by the U.S. Sub-Committee or by the Plan Committee upon the abstention or recusal of such Non-Employee Director(s), shall be the action of the Plan Committee for purposes of the Plan. The express grant of any specific power to the Plan Committee, and the taking of any action by the Plan Committee, shall not be construed as limiting any power or authority of the Plan Committee. To the fullest extent authorized under applicable law, the Plan Committee may delegate to officers or managers of the Company or Group, or committees thereof, the authority, subject to such terms as the Plan Committee shall determine, to perform such functions, including administrative functions, as the Plan Committee may determine, to the extent that such delegation will not cause Options intended to qualify for an exemption under Rule 16b-3 under the Exchange Act to fail to so qualify.

7.3	Securities Law Compliance

No Shares shall be required to be issued or granted under the Plan unless legal counsel for the Company shall be satisfied that such issuance or grant will be in compliance with all applicable US federal and state securities laws and regulations and any other applicable laws or regulations. The Plan Committee may require, as a condition of any payment or share issuance, that certain agreements, undertakings, representations, certificates, and/or information, as the Plan Committee may deem necessary or advisable, be executed or provided to the Company to assure compliance with all such applicable laws or regulations. Certificates for Shares delivered under the Plan may be subject to such stock-transfer orders and such other restrictions as the Plan Committee may deem advisable under the rules, regulations, or other requirements of the US Securities and Exchange Commission, any stock exchange upon which the Common Stock is then listed, and any applicable federal or state securities law. In addition, if, at any time specified herein (or in any Offer or otherwise) for

(a)	the making of any Offer, or the making of any determination;

(b)	the issuance or other distribution of Shares; or

(c)

the payment of amounts to or through a Participant with respect to any Offer, any law, rule, regulation or other requirement of any governmental authority or agency shall require either the Company, any Subsidiary, or any Participant (or any estate, designated beneficiary or other legal representative thereof) to take any action in connection with any such determination, any such Shares to be issued or distributed, any such payment, or the making of any such determination, as the case may be, shall be deferred until such required action is taken. With respect to persons subject to Section 16 of the Exchange Act, transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 promulgated under the Exchange Act.

23

8.	Authorization Of Sub-Plan

8.1	Effectiveness.

This U.S. Sub-Plan shall become effective upon its adoption by the Board (the “Effective Date”). It shall continue in effect for a term of ten (10) years from such date or from the date of its approval by the Shareholders, whichever is earlier, unless sooner terminated under the terms of the Plan. The Plan Committee may at any time amend the Plan; provided, however, that if ISOs are granted under the Plan, without approval of the Shareholders there shall be no:

(a)	increase in the total number of Shares available to be issued as ISOs, except by operation of the provisions of Rule 9.8 of the Plan; or

(b)

change in the class of persons eligible to receive ISOs under the Plan; and provided, further, that there shall be no other change in the Plan that requires Shareholder approval under applicable law unless such approval is obtained. Except as otherwise provided in the Plan or an Offer, no amendment shall adversely affect outstanding Options without the consent of the Participant. The Plan Committee may terminate the Plan and/or this US Sub-Plan at any time, but any such termination will not terminate Options then outstanding, without the consent of the Participant.

8.2	Shareholder Approval.

Continuance of the Plan and this US Sub-Plan shall be subject to approval by the Shareholders within twelve (12) months before or after the date the Plan and this US Sub-Plan are adopted. Any ISOs granted under this US Sub-Plan before Shareholder approval is obtained must be rescinded if Shareholder approval is not obtained within twelve (12) months before or after the Plan and this US Sub-Plan are adopted.

8.3	Nonexclusivity of the Plan.

Neither the adoption of this US Sub-Plan by the Board nor its submission to the Shareholders for approval shall be construed as creating any limitations on the power of the Board or a committee thereof to adopt such other incentive arrangements, apart from the Plan or this US Sub-Plan, as it may deem desirable, and such other arrangements may be either applicable generally or only in specific cases.

9.	GOVERNING LAW

This US Sub-Plan shall in all respects be governed by and be construed in accordance with the laws of the State of Delaware, without giving effect to the principals of conflicts of laws, and applicable provisions of US federal law. The state and federal courts located within the State of Delaware shall have exclusive jurisdiction to settle any dispute which may arise out of or in connection with this US Sub-Plan and accordingly any proceedings, suit or action arising out of this US Sub-Plan shall be brought in such courts.

24

Schedule 1 – Offer

TO:	[insert name of Eligible Employee]

[insert address of Eligible Employee]

Date:[       ] 20[   ]

Dear [   ]

Offer of Options under the Apple iSports Group, Inc. Employee Share Option Plan

The Board of Apple iSports Group, Inc. (Company) is pleased to invite you to participate in the Apple iSports Group, Inc. Employee Share Option Plan (Plan).

A copy of the rules of the Plan is enclosed. Please read the Plan rules carefully. Capitalised terms used in this letter have the meaning given to them in the Plan.

The acceptance and/or exercise of Options may have taxation implications. Accordingly, you should consider obtaining independent professional advice to clarify your taxation position in relation to this invitation to apply for Options.

The Offer is personal to you and, accordingly, the invitation constituted by the Offer may only be accepted by you. However, if you accept the invitation constituted by the Offer, you may, subject to the Rules, nominate a Nominated Participant (who, for the avoidance of doubt, must be approved by the Board (in its absolute and unfettered discretion)) to hold the Options the subject of the Offer.

Under the Plan, Participants will be able to exercise Options to acquire fully paid shares of common stock in the capital of the Company (Shares). Should Options be exercised by you or your Nominated Participant and Shares be issued to you or your Nominated Participant under the Plan, that shareholding will be subject to the Company’s Constitution (if any), as amended from time to time.

The Offer is made on the terms and conditions set out in this letter.

The Company invites you to apply for the issue of the following Options

[Note: for an Employee to be eligible for tax deferral, the number of Options offered must not result in the Employee (together with associates) holding more than 10% of the shares in the Company (on a fully diluted basis)

Note: if an Employee (together with associates) holds or will hold more than 10% of the shares in the Company (on a fully diluted basis), the Employee will not be eligible for the deferred concessional treatment under the employee share scheme rules]

The issue price of each Option is	[Nil]

The Exercise Price for each Option is	[Note: To be determined by Apple iSports Group]

The Options will be issued on the following date (Date of Grant)	[insert date]

Vesting Conditions	The Options will vest in the following proportions:

(a)	50% on the Date of Grant;

(b)	a further 25% on the date that is 6 months after the Date of Grant; and

(c)	a further 25% on the date that is 18 months after the Date of Grant,

(in each case, provided that the relevant Participant or Nominating Employee remains an Employee at the Vesting Date).

25

Exercise Period	In respect of an Option or parcel of Options, the period commencing on the Vesting Date and ending on the earlier of:

	•	5 years after the Vesting Date; or
•

if a Special Circumstance arises in respect of a Participant [or its Nominating Employee], then the date that is 90 days (or any longer period as may be determined by the Plan Committee) after the Special Circumstance arises.

Disposal Restrictions
	■	Neither you nor your Nominated Participant may Deal inan Option or Share acquired on the exercise of an Option:
		■	where such Dealing is not permitted under the Rules; and
		■	otherwise within 12 months of the Option or Share being issued under these Plan rules (except to a person who would not need a disclosure document under the Corporations Act).

Other terms and conditions

The Company does not hold an AFS licence authorising it to provide financial product advice in relation to the Options or Shares offered to be issued under the Plan. Any advice or information provided by the Company in connection with the offer of Options or Shares under the Plan is general advice only as it does not take into account the objectives, financial situation or needs of any person.

The Company recommends that you read the full terms of the Plan and this letter before you decide whether to take up the Offer in this letter. There are no cooling off rights that apply to an issue of Options or Shares under the Plan. You may also wish to consider obtaining financial product advice from a financial adviser licensed by ASIC and advice in respect of legal, accounting and taxation matters from your own advisers. The Company is not responsible for any advice which may be obtained by you at your own expense.

As consideration for this Offer, you give and make the following acknowledgments, representations, warranties and agreements for the benefit of the Company and its associates and related bodies corporate:

(a)	you acknowledge that the Company and the other shareholders of the Company have not taken into account your objectives, financial situation or needs in making this Offer;

(b)

if you accept this invitation and apply for Options under the terms of the Plan, you do so on the basis of your own independent investigation and assessment and after making your own enquiries and you acknowledge that you have not relied on any recommendation or representation of any director or shareholder of the Company to acquire Options or Shares or the participation of any other shareholder of the Company as an investor in the Company as a basis for you to acquire Options or Shares;

26

(c)	you acknowledge that neither the Company nor other shareholders of the Company nor any of their respective officers or employees has made:

(i)	any representation or warranty in relation to the proposed business strategy or potential exit strategy or returns achievable on an exit; or

(ii)	any recommendation on the suitability of an acquisition of Options or Shares;

(d)	to the maximum extent permitted by law, the Company and other shareholders of the Company and their respective officers and employees disclaim all liability in relation to these matters;

(e)

you agree that you may not take any action against the Company and/or any other shareholders of the Company (or their respective related bodies corporate or their officers or employees) for any loss or damage suffered as a result of your decision to acquire Options or Shares, or in relation to the proposed business strategy, business performance, potential exit strategy or returns achievable on exit;

(f)

any decision made or action taken by you in respect of the Offer has been made or will be made entirely on the basis of your own analysis, investigations and decisions and you warrant that you have not relied on any act, representation or omission made by the Company or any other person;

(g)

the assignment or transfer of, or otherwise dealing with, this Offer is prohibited without the prior written agreement of the Company (which it may withhold in its absolute and unfettered discretion); and

(h)	you represent and warrant that you are a person to whom the Company is not required to give a disclosure document in respect of an offer of securities under Chapter 6D of the Corporations Act.

If you wish to accept this invitation and apply for Options under the terms of the Plan, you need to complete the enclosed Application Form and return it to us before [  ] 20 [  ].

If you have any questions in relation to the Apple iSports Group, Inc. Employee Share Option Plan please contact [  ] on [  ].

Yours sincerely

[Name]

27

Schedule 2 – Application form

Application for Options under the Apple iSports

Group, Inc. Employee Share Option Plan (Plan)

To: Apple iSports Group, Inc. (Company)

Name of Eligible Employee: ____________________________________________________________ (the Applicant) of

(address) _______________________________________________________________________________________________________________________________

_______________________________________________________________________________________________________________________________________

Number of Options _______________________________________________________________________________________________________________________

Tax File Number or Exemption of the Applicant is: ________________________________________________________________________________________________

1.	The Eligible Employee has received an invitation (Offer) to participate in the Plan.

2.	Terms used in this Application which are defined in the Plan and the Offer have the meanings given in those documents and in the case of conflict the meanings in the Plan prevail.

3.	The Applicant accepts the Offer and applies, in accordance with the Rules and this Application, to be issued the number of Options as set out in the Offer.

4.

Subject to the Rules, the Applicant nominates                                                                                     (Nominated Participant) to hold the Options the subject of the Offer and acknowledges that, in addition to certain other requirements, the Nominated Participant, must be approved by the Board (in its absolute and unfettered discretion).

5.	The Applicant (and its Nominated Participant, as applicable) agrees to be bound by the terms and conditions of the Plan (as amended from time to time) and the terms and conditions of the Offer.

6.

In consideration of the approval of this Application, the Applicant (and its Nominated Participant, as applicable) irrevocably appoints each member from time to time of the Plan Committee as its attorney to complete and execute any documents including share transfers and to do all acts or things in the Applicant’s (and its Nominated Participant, as applicable) name and on the Applicant’s (and its Nominated Participant, as applicable) behalf which may be convenient or necessary for the purpose of giving effect to the provisions of the Plan and the Applicant (and its Nominated Participant, as applicable) covenants that it will ratify and confirm any act or thing done under this power.

7.	The Applicant (and its Nominated Participant, as applicable) acknowledges that any Shares issued on exercise of Options will be subject to the provisions of the Company’s Constitution (if any).

8.

The Applicant (and its Nominated Participant, as applicable) acknowledges and confirms that they have been advised to obtain their own independent professional taxation, financial, legal or other advice in relation to their participation in the Plan.

Executed as a deed

Dated:

Signed sealed and delivered by

[name of Applicant]

in the presence of

	←		←
Signature of witness		Signature of the Applicant

Name of witness (print)

28

Schedule 3 – Exercise Notice

Exercise Notice

TO:	The Directors
Apple iSports Group, Inc.

1.

I/we [insert name of Participant] of [insert address of Participant] (the Participant) being the beneficial owner of ________________ options (Options) issued to me/us under the Apple iSports Group, Inc. Employee Share Option Plan (the Plan):

(a)	exercise [insert number] Options; and

(b)	request Apple iSports Group, Inc. (the Company) to issue Shares to me/us in accordance with the Plan Rules

2.

I/we authorise the Company to register me/us as the holder of the Shares to be issued in accordance with this notice and I/we agree to accept the Shares subject to the Company’s Constitution (if any) and I/we enclose a cheque in favour of the Company for the total exercise price of the Options exercised by me/us.

Dated:

                                                               (Usual Signature)

                                                               (Address)

                                                               (Print Name)

29

Schedule 4 – Option Certificate

Certificate number [insert number of certificate]

Option certificate

Apple iSports Group, Inc.

1.	This certifies that [insert name of option holder] of [insert address of option holder] is the holder of [insert number of options that the option holder holds] Options (as defined in the plan rules establishing Apple iSports Group, Inc. Employee Share Option Plan adopted by Apple iSports Group, Inc. on or around [ ] 20[*] (as amended from time to time) (Plan Rules)).

2.	The Options are issued subject to the terms contained in the Plan Rules.

3.	The option terms contained in the Plan Rules are incorporated in, and form part of, this certificate.

Dated

Executed by Apple iSports Group, Inc. in
accordance with section 127 of the Corporations Act 2001 (Cth)
	←		←
Signature of director		Signature of director/company secretary
(Please delete as applicable)
	←		←
Name of director (print)		Name of director/company secretary (print)

30